DATED 19th August, 2007

Roots Biopack Group Limited

and

Tayna Environmental Technology Co. Limited

Sales and Purchase of Machinery,

Technical Assistance

&

Factory Management Agreement

CONTENTS

THIS AGREEMENT IS MADE ON 19TH THE OF AUGUST 2007

BETWEEN

(1) **Roots Biopack Group Limited ("ROOTS")**, a company incorporated under the laws of British Virgin Islands (company number: 1027505) of 18/F., Metroplaza Tower 2, No. 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong; and

(2) **Tayna Environmental Technology Co. Ltd ("TAYNA")**, a company incorporated under the laws of Hong Kong (company number: 1122308) of 7th Floor, Keng Sing Industrial Building, 132-134 Tai Lin Pai Road, Kwai Chung, New Territories, Hong Kong.

WHEREAS:

(A) ROOTS is the owner of certain technologies (including intellectual property rights therein) for the production and manufacture of the Products and the machine that produce the products through its wholly owned subsidiaries Jiangmen Roots Biopack Limited, a PRC corporation (company number: 200394), **Roots Biopack (Intellectual Property) Ltd**, a company incorporated under the laws of Hong Kong (company number: 0966827) and **Roots Biopack Limited**, a company incorporated under the laws of Hong Kong (company number 0901162).

(B) ROOTS desires to: (i) sell to TAYNA the machines together with peripheral and side equipment, (ii) transfer the Technology, (iii) set up the production line for the Products and all its ancillary facilities and render technical assistance therefore, (iv) grant to TAYNA manufacturing licences to use such technologies as well as its trademarks, for the manufacture and sale of the Products, (v) to appoint TAYNA as its sole manufacturer and supplier of the Products and to guarantee purchase and (vi) to manage the Manufacturing operation upon the terms and conditions set out in this Agreement.

(C) TAYNA desires to manufacture the Products and sell to ROOTS with ROOTS' trademark or to any third party without ROOTS' trademark.

(D) The main purpose of the aforementioned licences granted by ROOTS under this Agreement is to enable TAYNA to apply and master methods and processes for the production, manufacture and sale of the Products.

(E) A Letter of Intent was signed by their representative of ROOTS and TAYNA on 11th May 2007. Based on their mutual intention and further negotiation, ROOTS commences its preparatory work while TAYNA has effected payment of USD250,000 to ROOTS on 2nd August 2007 as initial payment.

IT IS HEREBY AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following words and expressions shall have the following meanings:

"Buyer" means (as the case may be) TAYNA or TAYNA Manufacturing Affiliate;

"Confidential Information" has the meaning pursuant to Clause 16.1;

"Defaulting Party" has the meaning pursuant to Clause 14.5;

"EPD" means the Environmental Protection Department of Hong Kong or any government department that may from time to time carry out similar functions of the EPD in Hong Kong;

"Equipment" means such equipment and machinery to be supplied by ROOTS necessary for use in the production and manufacturing of the Products, as set forth in **Schedule A**;

"**Equipment Price**" has the meaning pursuant to Clause 9.3;

"**Equipment Unit Price**" has the meaning pursuant to Clause 9.3;

"**Manufacturing Operations**" means the operations of manufacturing the Products using the plants, machinery and other ancillary facilities belonging to and installed or caused to be installed by TAYNA for production of the Products;

"**FDA**" means the U.S. Food and Drug Administration or any government department that may from time to time carry out similar functions of the FDA in U.S.;

"**Group**" means, in relation to each Party, its subsidiaries, its holding company and any Affiliate of such holding company from time to time and references to a "**Group Member**" shall be construed accordingly;

"**Hong Kong**" means the Hong Kong Special Administrative Region of the People's Republic of China;

"**Improvement Licence**" has the meaning pursuant to Clause 5;

"**Initial Term**" has the meaning pursuant to Clause 14.1.1;

"**Intellectual Property Rights**" includes any design rights (whether or not registered), patents (whether or not registered), copyright (including but not limited to rights in computer software), trademark, technical know-how, technology, manufacturing licence, rights in undisclosed or confidential information (such as know-how, trade secrets and inventions) (whether patentable or not), and all other intellectual property or similar proprietary rights of whatever nature (whether registered or not and including applications to register or rights to apply for registration) which may now or in the future subsist in any jurisdiction worldwide but excluding trade names, business names and service marks (whether registered or unregistered);

"**Manufacturing Licence**" has the meaning pursuant to Clause 2.2;

"**Non-Renewal Notice**" the meaning pursuant to Clause 14.1.2;

"**Parties**" means ROOTS and TAYNA collectively and "**Party**" means either ROOTS or TAYNA individually;

"**Products**" means biodegradable and decomposable pulp-formed products whose specifications (including but not limited to their physical and chemical characteristics) are particularly described in **Schedule B**, including any improved or upgraded versions of the Products and any other pulp-formed products that are developed by or for ROOTS from time to time;

"**ROOTS Improvements**" has the meaning pursuant to Clause 5.1;

"**Subsequent Term**" has the meaning pursuant to Clause 14.1.2;

"**Successful Installation Date**" has the meaning pursuant to Clause 9.5;

"**Suffering Entities**" has the meaning pursuant to Clause 13.2;

"**TAYNA Improvements**" has the meaning pursuant to Clause 5.3;

"**TAYNA Manufacturing Affiliate**" means any affiliate of TAYNA which is or to be incorporated or established in any place of the world;

"**Technical Assistance**" has the meaning pursuant to Clause 4.1;

"**Technical Documentation**" means all the technical and scientific data, drawings, designs, process flowcharts and algorithms, material lists, production and manufacturing instructions, manuals, know-how, quality control specifications, technical and other specifications in writing, on computer disks, or in other forms which are in the possession, custody or control of ROOTS and/or any ROOTS Group Member and which are necessary for: (a) production and manufacturing of the Products from natural pulp fiber and other natural raw plant materials, and (b) procurement of necessary materials, tooling and equipment (including but not limited to the Equipment) by TAYNA. For the avoidance of doubt, Technical Documentation shall include Know-how;

"**Technology**" means:

(a) the Technical Documentation;

(b) all improvements, additional know-how, experience and development in the item (a) above generated by ROOTS and relating to the Products and their production and manufacturing processes (including but not limited to ROOTS Improvements) from time to time during the term of this Agreement; and

(c) all Intellectual Property Rights in items (a) and (b) above, including but not limited to such registered Intellectual Property Rights as at the date of this Agreement which are set forth in **Schedule C**,

"**Term**" has the meaning pursuant to Clause 14.1;

"**Trademarks**" means all trade marks, logos and service marks (whether registered or unregistered) of ROOTS which may be current or in the future subsist in any jurisdiction worldwide, including but not limited to those set out in **Schedule D**;

"**TM-Manufacturing Licence**" has the meaning pursuant to Clause 2.3; and

"**US$**" or "**US Dollars**" means the lawful currency of the United States of America;

1.2 In this Agreement (unless the context otherwise requires):

1.2.1 words importing the singular shall include the plural and vice versa;

1.2.2 words importing any one gender shall include either other gender;

1.2.3 construction of this Agreement shall ignore the headings, contents list and frontsheet (all of which are for reference only);

1.2.4 reference to the Parties includes their respective successors, permitted assigns and personal representatives;

1.2.5 references to a numbered Clause or, Schedule are references to the clauses and schedule of or to this Agreement so numbered and Schedules shall be deemed to form part of this Agreement; and

1.2.6 any reference to any legislative provision shall be deemed to include any subsequent re-enactment or amending provision.

PART I - LICENCE TO USE TECHNOLOGY AND TRADEMARKS

2. GRANT OF LICENCE

2.1 Subject to the terms and conditions hereof and in consideration of covenants and undertakings given

by TAYNA, ROOTS hereby grants to TAYNA for the period of the Term pursuant to Clause 14.1.1 and (where applicable) any additional period pursuant to Clause 14.1.2:

2.2 a sole and exclusive licence to use the Technology to produce and manufacture on the Products (the "Manufacturing Licence");

2.3 a sole and exclusive licence to use the Trademarks in connection with the exercise of TAYNA's rights under the Manufacturing Licence (the "TM-Manufacturing Licence");

2.4 a sole and exclusive licence to sell the Products bearing ROOTS' trademark to ROOTS and to sell the Products without the trademark of ROOTS to any third party (the "Distribution Licence");

2.5 TAYNA may at any time grant a sub-licence under the Manufacturing Licence, the Distribution Licence, and the TM-Manufacturing Licence to any TAYNA Manufacturing Affiliate provided that:

2.6 TAYNA shall ensure that there are included in the terms of such sub-licence the like obligations and undertakings on the part of TAYNA Manufacturing Affiliate as are contained in this Agreement and shall further ensure that TAYNA Manufacturing Affiliate duly observes and performs the same; and

2.7 such sub-licence shall terminate upon TAYNA Manufacturing Affiliate ceasing to be a Group Member of TAYNA.

3. TECHNICAL DOCUMENTATION

3.1 ROOTS shall at its own cost deliver to TAYNA a complete, correct, current version of the Technical Documentation upon delivery of the Equipment. The Technical Documentation shall be in the English and Chinese language.

3.2 ROOTS shall provide to TAYNA without any charge regular updates of the Technical Documentation.

3.3 TAYNA may make a reasonable number of copies of the Technical Documentation necessary for the production, manufacture, of the Products under the Manufacturing Licence and the TM-Manufacturing Licence.

4. SETTING UP PRODUCTION LINE AND RENDERING TECHNICAL ASSISTANCE FOR THE SET UP

4.1 ROOTS shall, at the total cost of US$1,000,000 ("the Set Up and Assistance Fee"), during the Term of this Agreement and subject to the provisions under Clause 4.4, to design and to set up plants, machinery and any other ancillary facilities for production and manufacturing of the Products for TAYNA and the TAYNA Manufacturing Affiliate at a place either proposed by ROOTS and agreed by TAYNA or stipulated by TAYNA and to provide TAYNA and the TAYNA Manufacturing Affiliate with on-site and off-site technical assistance, support, consultancy and training (altogether, the "Technical Assistance") necessary for the set up which shall include but not limited to:

4.1.1 to transfer to them ROOTS' experience and expertise in the field of manufacturing the Products;

4.1.2 for the set up of their production and manufacturing plant;

4.1.3 for the procurement by them of necessary materials; tooling and equipment (including, without limitation, for the purpose of identifying and selecting proper and appropriate equipment to be used for the production); and

4.1.4 for the training of their personnel in connection with the foregoing matters specified in

Clauses 4.1.1 to 4.1.3 above, as TAYNA may request from time to time.

4.2 Without limiting the general nature of Clause 4.1 above, such Technical Assistance shall include assistance to TAYNA and the TAYNA Manufacturing Affiliate to cause their Products to:

4.2.1 achieve highest quality standards generally observed in the industry for similar products;

4.2.2 meet and comply with:

4.2.2.1 EPD's relevant HS standards regarding the degradability and food safety of containers and bags for Hong Kong;

4.2.2.2 DIN CertCo #7P0056 and EN 13432 for the European

4.2.2.3 FDA's relevant standards (including but not limited to US FDA 21 CFR 176.170 and 176.3800) for United States and Canada; and

4.2.2.4 statutory health, safety and environmental requirements in other places that the Products are distributed.

4.2.2.5 Relevant food, hygiene safety standard and factory standard including but not limited to HACCP, BRC, GMP, SSOP, ISO 9001 & 14001.

4.3 ROOTS shall make qualified personnel available to provide the Technical Assistance for TAYNA's and the TAYNA Manufacturing Affiliate's personnel in accordance with the provisions of this Clause 4. Details for the training (as part of the Technical Assistance) (including but not limited to, time and duration of the training, nature of the training, the number of TAYNA's and TAYNA Manufacturing Affiliate's personnel, the number and nomination of trainers, and job descriptions) shall be negotiated between the Parties separately at the own cost of ROOTS.

4.4 For the Technical Assistance rendered hereunder,

4.4.1 ROOTS shall provide the Technical Assistance at its own cost during the period commencing from the date of this Agreement and through the date the first production plant (to be set up by TAYNA and/or the TAYNA Manufacturing Affiliate) has successfully started to produce the Products in its full operational capacity.

4.5 Payment terms :

4.5.1 20% of the Set Up and Assistance Fee payable upon approval of building plans.

4.5.2 70% of the Set Up and Assistance Fee to be payable on quantum merit basis in accordance with the progress of the stage of construction in which ROOTS shall issue interim payment which shall be certified and paid by TAYNA within 30 days upon certification.

4.5.3 10% of the Set Up and Assistance Fee payable upon issuance of Certificate of Practical Completion.

5. IMPROVEMENTS IN THE TECHNOLOGY

5.1 ROOTS reserves the right to improve any part of the Technology and/or the physical/chemical characteristics of the Products (altogether, the "ROOTS Improvements") at any time. If there is any such ROOTS Improvements during the Term of this Agreement,

5.1.1 such ROOTS Improvements, the Technical Documentation relating to the ROOTS Improvements and all Intellectual Property Rights therein shall be deemed as part of the Technology which shall forthwith be automatically licensed to TAYNA on the

same terms and conditions under Clause 2 above; and

5.1.2 ROOTS shall forthwith so notify TAYNA of such ROOTS Improvements in writing and at its own cost deliver the Technical Documentation relating to the ROOTS Improvements as soon as reasonably practicable.

5.2 Notwithstanding other provisions contained in this Agreement, TAYNA may elect to apply or not to apply any of the ROOTS Improvements for its production and manufacture of the Products.

5.3 The Intellectual Property Rights in any improvements made by TAYNA to the Technology under the Improved Licence (the "TAYNA Improvements") shall belong to TAYNA.

PART II – LICENCE TO MANUFACTURE

6. EXCLUSIVITY - THE MANUFACTURING LICENCE

6.1 During the Term of this Agreement, and subject to an earlier termination thereof, ROOTS shall not (directly or indirectly) grant at any time any licence or right to use the Technology or any part thereof to any other person (save for TAYNA and TAYNA Manufacturing Affiliate) for the production, manufacture and sale of any of the Products in any place in the world without prior written consent of TAYNA.

6.2 During the Term of this Agreement, and subject to an earlier termination thereof, ROOTS shall not by itself or through any third party (other than TAYNA and TAYNA Manufacturing Affiliate), directly or indirectly, at any time produce or manufacture in any other way any of the Products without prior written consent of TAYNA.

6.3 TAYNA shall pay Licence fee to ROOTS on the Products they sold to ROOTS or other buyer agreed at 1% of the sale.

PART III - RESTRICTIONS ON THE USE OF TECHNOLOGY AND TRADEMARKS

7. TECHNOLOGY

7.1 TAYNA undertakes not to use any of the Technology for any purpose other than as set out in Clause 2 or as expressly authorized in this Agreement.

7.2 TAYNA shall keep the Technology secret and confidential in accordance with Clause 16.

8. TRADEMARKS

8.1 During the Term, TAYNA shall, at its own discretion, affix or apply:

(I) the Trademarks; or

(II) the combination of the Trademarks and its Group's trademarks,

to: (a) the Products manufactured by itself or TAYNA Manufacturing Affiliate, and/or (b) marketing materials of TAYNA's Group in relation to the Products. Subject to the foregoing sentence, the Products shall clearly indicate that the Trademarks are registered trademarks of Licensor and that the use of the Trademarks is pursuant to a licence. TAYNA shall submit three samples of each packaging, literature, promotion, and advertisement containing any version of the Trademarks to ROOTS for review and approval before the release of such materials to the public. ROOTS' approval shall not be unreasonably withheld or delayed, but ROOTS may disapprove the use of any Trademarks if it reasonably determines in good faith that the Products

are not at least comparable in quality to ROOTS' product specifications or standards. ROOTS' failure to respond to TAYNA's submissions within 5 Business Days after receipt shall be deemed approval of the packaging, literature, promotion, or advertisement (as the case may be).

8.2 TAYNA undertakes not to:

8.2.1 use any of the Trademarks for any purpose other than as set out in Clause 2 or as expressly authorized in this Agreement;

8.2.2 subject to Clause 8.1 above, apply any of the Trademarks to any products other than the Products and the pulp-formed products;

8.2.3 without the prior written consent of ROOTS, register, apply to register or acquire the registration of any trade mark, domain name or company name consisting of or containing the Trade Marks; or

8.2.4 using any of the Trade Marks in a manner that would bring the reputation or good name of ROOTS into disrepute.

8.3 TAYNA shall comply with all established industry standards and all laws and regulations having application to the advertisement of the Products bearing the Trade Marks. TAYNA's use of the Trademarks shall be in accordance with applicable policies on advertising and trademark usage as reasonably established and amended by ROOTS from time to time. ROOTS shall notify TAYNA in writing of any amendment to its aforementioned policies at least 3 months prior to any such amendment becoming effective.

PART IV - EQUIPMENT

9. EQUIPMENT

9.1 It is understood that the Equipment may be used in the production and manufacturing of the Products.

9.2 TAYNA and/or TAYNA Manufacturing Affiliate agree to purchase and ROOTS agree to sell the Equipment together with the peripheral and auxiliary equipment and system designed (shown as items 2 and 3 in Schedule A) manufactured by ROOTS at the time stated in Schedule E for use in the production and manufacturing of the Products

9.3 ROOTS agrees that its sale price of each unit of the Equipment as set forth in Schedule A (the "Equipment Price").

9.4 The Parties agree that, in respect of each unit of the Equipment, TAYNA and (as the case may be) TAYNA Manufacturing Affiliate shall pay the total price of each unit of the Equipment (the "Equipment Unit Price") upon the date on which the Equipment has been duly delivered.

9.5 Upon successful installation of the ancillary and peripheral equipments as stated in Items 2 and 3 in Schedule A (the "Successful Installation Date"), TAYNA and TAYNA Manufacturing Affiliate shall pay the total price of such ancillary and peripheral equipments.

9.6 All payments made by TAYNA hereunder shall be by wire transfer made to a bank account to be designated in writing by ROOTS.

9.7 ROOTS shall ensure that:

9.7.1 the Equipment ordered is delivered to the place proposed by ROOTS and agreed by TAYNA as specified in the Schedule E.

9.7.2 the Equipment ordered are brand new.

9.7.3 each Equipment ordered and delivered is in a good, sound and operative condition and conforms to its specifications and fit for its purposes.

9.8 ROOTS shall at its own cost provide installation services in respect of each Equipment and ancillary and peripheral equipment ordered and delivered.

PART V – EXCLUSIVE SUPPLIER AND GUARANTEED PURCHASE

10. EXCLUSIVE SUPPLIER AND GUARANTEED PURCHASE

10.1 ROOTS irrevocably appoints TAYNA to be its sole and exclusive supplier of the Products for 10 years and renewable for 5 years during the Term of this Agreement.

10.2 During the term of exclusive supplier, ROOTS shall not manufacture and produce the Products by itself or any other party other than TAYNA and TAYNA Manufacturing Affiliate.

10.3 ROOTS guarantees to TAYNA that they shall purchase a minimum quantity of 3,500 tons per year of the Products at the price of USD2,500 (or its RMB equivalent) per ton which shall be adjusted in line with inflation to be assessed each quarter of year by TAYNA during the Term of this Agreement.

10.4 ROOTS shall use its best endeavour to procure the sale of the Products in the worldwide market.

PART VI – FACTORY MANAGEMENT

11. Factory Management Services

11.1 ROOTS shall manage the Manufacturing Operations for and on behalf of TAYNA during the Term of this Agreement and TAYNA shall pay to ROOTS reasonable management fee to be further negotiated by ROOTS and TAYNA by way of a supplemental agreement to be entered no later than one month before the issuance of Certificate of Practical Completion referred to in Clause 4.5.3.

PART VII - MISCELLANEOUS

12. REPRESENTATIONS AND WARRANTIES

12.1 Each Party represents, warrants and undertakes to the other Party that:

12.1.1 it has full power and authority to enter into, and perform its obligations under, this Agreement and that this Agreement is executed by a duly authorised representative of such Party;

12.1.2 all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are and continue to be in full force and effect and all conditions of any such consents have been and continue to be complied with;

12.1.3 such execution and performance do not and will not violate or conflict with any law applicable to it, any provision of its constitutional documents, or any contractual restriction binding on or affecting it or any of its assets; and

12.1.4 all information supplied by or on behalf of itself to the other Party under or in connection with this Agreement is accurate, true and not misleading.

12.2 ROOTS represents, warrants and undertakes to TAYNA that:

12.2.1 it is and continues to be the sole unencumbered legal and beneficial owner of the Technology, Know-how and the Trade Marks and it has, and continues to have, the full power and authority to license the same to TAYNA in accordance with the provisions of this Agreement;

12.2.2 the use of the Technology, the Trade Marks, the Marketing Documentation, and the Equipment by TAYNA and its sub-licensees as permitted under this Agreement does not and would not, to the best knowledge and information of ROOTS, infringe any third party's intellectual property or other proprietary rights;

12.2.3 the Technology is in compliance with all laws and regulations applicable in the Manufacturing Territory;

12.2.4 the Technical Documentation delivered to TAYNA under Clause 3 is complete, accurate and current, and the contents of which are technically sufficient for, and comprehensible to, any reasonably-qualified process engineer in the manufacturing field to start up the production and manufacture process for the Products;

12.2.5 the final Products which are to be manufactured through the accurate use of the Technology conform to (or are better than) the specifications set forth in Schedule B and, in particular:

12.2.5.1 are of merchantable quality and fit for human consumption;

12.2.5.2 are biodegradable and decomposable and the substances resulting from their decomposition are generally not harmful to human health or the environment as a whole; and

12.2.5.3 meet the statutory health, safety and environmental requirements in the distribution territory;

12.2.6 the Technical Assistance and other services (including but not limited to installation services for the Equipment and ancillary and peripheral equipment) to be provided by ROOTS will comply with TAYNA's reasonable requirements, conform to the standards generally observed in the industry for similar services, and will be provided in a sound manner, free from defects and with reasonable skill and care;

12.2.7 the title to the Equipment will be passed to TAYNA or (as the case may be) TAYNA Manufacturing Affiliate at the agreed delivery dates free from any third party's liens or other encumbrances; and

12.2.8 without prejudice to other provisions contained in this Agreement, the Equipment delivered by ROOTS under this Agreement at the agreed delivery dates will conform to their respective specifications and TAYNA's reasonable requirements and, either expressly or by implication, be of merchantable quality and fit for TAYNA's intended purposes.

13. EXCLUSION OF CONSEQUENTIAL AND INDIRECT LOSSES AND INTELLECTUAL PROPERTY INDEMNITY

13.1 In no event shall either Party be liable to the other for indirect or consequential loss or damage or loss of profits, business, revenue, goodwill or anticipated savings of an indirect nature or loss or damage incurred by the other Party in contract, tort or otherwise, arising out of or in connection with this Agreement or any contract for the sale and purchase of the Materials, even if the other

Party has been advised in advance of the possibility of such losses, costs or damages.

13.2 ROOTS shall indemnify and keep indemnified TAYNA and those of its sub-licensees which are Group Members of TAYNA (altogether, the "Suffering Entities"), for an aggregate amount not exceeding US$10,000,000 throughout the Term of this Agreement, against all losses, claims, damages and expenses (including all reasonable legal fees) in relation to any infringement or alleged infringement of any of:

13.2.1 the Intellectual Property Rights in the Technology (or any part thereof) and/or the Equipment (which is supplied by ROOTS); and

13.2.2 the Trade Marks,

13.2.3 suffered by the Suffering Entities as a result of: (I) their proper use or possession of the Technology or any part thereof in accordance with this Agreement, and/or (II) their proper use of any Trade Mark in accordance with this Agreement, provided that:

(a) TAYNA notifies ROOTS in writing of any infringement or allegation of infringement as soon as reasonably practicable;

(b) TAYNA allows ROOTS to conduct all negotiations and proceedings and gives ROOTS all reasonable assistance, each at the ROOTS' cost; and

(c) TAYNA makes no admission relating to the infringement or alleged infringement.

13.2.4 ROOTS shall conduct the litigation diligently in such a way as not to bring the reputation or good name of TAYNA's Group into disrepute.

13.2.5 ROOTS shall not be entitled to settle or compromise any claims against the Suffering Entities without TAYNA's prior written consent (not to be unreasonably withheld).

14. TERM AND TERMINATION

14.1 The Term of this Agreement shall commence on the date of this Agreement and, subject to earlier termination provisions contained in this Agreement, shall:

14.1.1 thereafter continue in force for 10 years (the "Initial Term"); and

14.1.2 be automatically renewed for successive additional terms of 5 years (each of which, the "Subsequent Term") on the same terms and conditions herein at the expiry of the Initial Term or (as the case may be) at the expiry of each Subsequent Term unless either Party gives, at least 6 months prior to the expiry of the Initial Term or (as the case may be) any of the Subsequent Terms, written notice of its intent not to renew the Term at the expiry of the then current Initial Term or (as the case may be) Subsequent Term (the "Non-Renewal Notice").

14.2 If either Party gives the Non-Renewal Notice in accordance with Clause 14.1.2, this Agreement shall be deemed to expire at the end of the then current Initial Term or (as the case may be) Subsequent Term.

14.3 TAYNA may terminate this Agreement forthwith by giving notice in writing to ROOTS if:

14.3.1 ROOTS shall commit any serious or persistent breach of any of its obligations hereunder and (in the case of a breach capable of being remedied) shall have failed, within 90 days after the receipt of a written request from TAYNA so to do, to remedy the breach (such request to contain a warning of TAYNA's intention to terminate).

14.3.2 Change of existing Management or existing Major Shareholders of ROOTS.

14.4 ROOTS may terminate this Agreement forthwith by giving notice in writing to TAYNA if TAYNA shall commit any serious breach of any of its obligations hereunder and (in the case of a breach capable of being remedied) shall have failed, within 90 days after the receipt of a written request from ROOTS so to do, to remedy the breach (such request to contain a warning of ROOTS' intention to terminate).

14.5 Either Party may terminate this Agreement forthwith by giving notice in writing to the other Party (the "Defaulting Party") if the Defaulting Party shall:

14.5.1 pass a resolution for its winding up (otherwise than for the purpose of a bona fide scheme of solvent amalgamation or reconstruction) or a court of competent jurisdiction shall make an order to that effect and the resolution or the order remains in effect for a continuous period of 28 days; or

14.5.2 have a receiver or administrative receiver appointed of it or over the whole or any substantial part of its undertaking or assets and the appointment remains in effect for a continuous period of 28 days; or

14.5.3 cease to carry on its business.

15. CONSEQUENCES OF TERMINATION/EXPIRATION

15.1 Termination and/or expiration in accordance with Clause 14 shall not prejudice or affect any right of action or remedy which shall have accrued or shall thereafter accrue to either Party and all provisions which are to survive this Agreement or impliedly do so shall remain in force and in effect.

15.2 In the event that this Agreement expires in accordance with Clauses 14.1.2 and 14.2:

15.2.1 TAYNA shall continue to have the right to use the TM-Manufacturing Licence and the TM-Distribution Licence (together with the sub-licences already granted by TAYNA under the foregoing licences in Clause 2) and the Manufacturing Licence, the Distribution Licence and the Improvement Licence (together with the sub-licences already granted by TAYNA under the foregoing licences in Clause 2).

15.3 In the event that this Agreement is terminated in accordance with Clause 14.4 and 14.5 and on the effective date of such termination (for reason of TAYNA being the Defaulting Party):

15.3.1 the Manufacturing Licence, the Distribution Licence, the Improvement Licence, the TM-Manufacturing Licence and the TM-Distribution Licence (together with the sub-licences already granted by TAYNA under the foregoing licences in Clause 2) shall be terminated; and

15.3.2 TAYNA shall at its options return to ROOTS, or destroy, all Technical Documentation (including copies thereof) held by it and TAYNA Manufacturing Affiliate and subsequently certify to ROOTS in writing such return or destruction.

15.4 In the event that this Agreement is terminated in accordance with Clause 14.3 or Clause 14.5 (for reason of ROOTS being the Defaulting Party):

15.4.1 TAYNA shall continue to have the right to use the TM-Manufacturing Licence and the TM-Distribution Licence (together with the sub-licences already granted by TAYNA under the foregoing licences in Clause 2) and the Manufacturing Licence, the Distribution Licence and the Improvement Licence (together with the sub-licences already granted by TAYNA under the foregoing licences in Clause 2).

15.5 This Clause shall survive the expiration or termination (howsoever caused) of this Agreement.

16. CONFIDENTIALITY

16.1 For the purpose of this Clause, Confidential Information means any trade or business secrets or similar confidential information:

16.1.1 revealed or supplied to a Party (the "Receiving Party") by another Party (the "Disclosing Party"); and/or

16.1.2 obtained by the Receiving Party from the Disclosing Party, in connection with this Agreement (or any discussions prior to execution of this Agreement) including all information (in whatever form) relating to the Disclosing Party's business, technology and clients. For the avoidance of doubt, the Confidential Information includes but is not limited to the Technology, the Marketing Documentation (save for such marketing documentation which is meant to be disclosed to prospective customers of the Products), the TAYNA Improvements and (where applicable) Know-how.

16.2 The Receiving Party shall at all times:

16.2.1 keep the Confidential Information secret and confidential;

16.2.2 not use any Confidential Information for a purpose other than the performance of its obligations under this Agreement; and

16.2.3 not disclose any Confidential Information to a person except with the prior written consent of the Disclosing Party or in accordance with Clause 16.3.

16.3 The Receiving Party may disclose Confidential Information to any of its directors, other officers, employees, professional advisors, agents or sub-contractors (if any) on a "need-to-know" basis and to the extent that disclosure is necessary for the purposes of this Agreement. The Receiving Party shall procure that each of such directors, other officers, employees, professional advisors, agents or sub-contractors is made aware of and complies with the Receiving Party's obligations of confidentiality under this Agreement as if he were a party to this Agreement.

16.4 Clauses 16.1 to 16.3 do not apply to Confidential Information which:

16.4.1 was in the public domain at the time of the Disclosing Party's communication thereof to the Receiving Party;

16.4.2 entered the public domain through no fault of the Receiving Party subsequent to the time of the Disclosing Party's communication thereof to the Receiving Party;

16.4.3 was in the Receiving Party's possession free of any obligation of confidence at the time of the Disclosing Party's communication thereof to the Receiving Party;

16.4.4 was rightfully communicated by third party to the Receiving Party free of any obligation of confidence subsequent to the time of the Disclosing Party's communication thereof to the Receiving Party;

16.4.5 was developed by employees or agents of the Receiving Party independently of and without reference to any Confidential Information or other information that the Disclosing Party has disclosed in confidence to the Receiving Party; or

16.4.6 can be shown by the Receiving Party to the Disclosing Party's reasonable satisfaction to have been known by the Receiving Party before disclosure by the Disclosing Party to the Receiving Party.

16.5 Nothing contained in this Clause 16 shall apply to prevent the Receiving Party from disclosing any Confidential Information which is required to be disclosed by court order, regulatory order issued by any competent authority or other statutory obligation.

16.6 The provision set out in this Clause 16 comes into force for the Term and for a period of 3 years following the effective expiration or termination (howsoever caused) of this Agreement.

17. FORCE MAJEURE

Neither Party shall be liable for any delay in performing any of its obligations under this Agreement if such delay is caused by circumstances beyond the reasonable control of the Party so delaying and such Party shall be entitled (subject to giving the other Party full particulars of the circumstances in question and to using its best endeavours to resume full performance without avoidable delay) to a reasonable extension of time for the performance of such obligations.

18. ASSIGNMENT

Neither Party may assign or transfer the benefit of this Agreement or any interest hereunder except: (a) with the prior written consent of the other Party (and such consent not to be unreasonably withheld or delayed), or (b) as expressly permitted under other provisions of this Agreement.

19. ENTIRE AGREEMENT

This Agreement, together with the documents referred to in it, constitutes the entire agreement and understanding between the Parties in respect of the matters dealt with in them and supersedes any previous agreement between the Parties relating to such matters.

20. WAIVER

20.1 No waiver of any term, provision, obligation or condition of this Agreement shall be effective except to the extent made in writing and signed by an authorised representative of the waiving Party.

20.2 No failure or delay by any Party to exercise any right or remedy will operate as a waiver of it nor will any partial exercise preclude any further exercise of the same, or of some other right or remedy. All such rights and remedies are several and cumulative and not exclusive of each other.

21. VARIATIONS

Except as expressly provided in this Agreement, no variation of this Agreement or any of the documents in the agreed form shall be valid unless it is in writing and signed by or on behalf of the Parties.

22. SEVERABILITY

In the event that any of these terms, conditions or provisions shall be determined by any competent authority to be invalid, unlawful or unenforceable to any extent, such term, condition or provision shall to that extent be severed from the remaining terms, conditions and provisions which shall continue to be valid to the fullest extent permitted by law.

23. COUNTERPARTS

This Agreement may be executed in any number of counterparts each of which when executed by one or more of the Parties shall constitute an original but all of which shall constitute one and the same instrument.

24. NOTICES

24.1 Without affecting service by any other method permitted by law, notices shall be given in writing or by facsimile or telex. A notice shall be sent to the address or to the facsimile number set out below or to such other address, or facsimile number as may be notified from time to time for the

purpose of giving notice.

(a) The notice information for ROOTS is:

Address: 18/F Metroplaza Tower 2,
223 Hing Fong Road
Kwai Chung, Hong Kong

Marked for the attention of: Edwin Chan Kam Fai

(b) The notice information for TAYNA is:

Address: 7/F King Sing Industrial Building, 132-134 Tai Lin Pai Road, Kwai Chung, N. T. Hong Kong

Marked for the attention of: Cai Zedian

24.2 A notice shall be deemed to have been served:

24.2.1 in writing, when delivered;

24.2.2 if by facsimile, when transmission is completed;

24.2.3 provided that where delivery or transmission occurs after normal business hours, or on a day not being a Business Day, in the place of receipt, service shall be deemed to occur on the next following Business Day in that place.

24.3 Service by facsimile may be proved by showing receipt of automatic confirmation of transmission or answerback to the correct number; provided that a notice shall not be properly served if it is not legible upon receipt in all material respects, and the communication shall be deemed to have been so legible if a request for re-transmission is not made before the end of the next Business Day following the transmission.

25. RELATIONSHIP

Nothing in this Agreement shall create, or be deemed to create, a partnership or joint venture, or the relationship of principal and agent or employer and employee between the Parties.

26. GOVERNING LAW AND JURISDICTION

26.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

26.2 The Parties submit to the non-exclusive jurisdiction of the Hong Kong courts for the determination of any question or dispute arising in connection with this Agreement or any contract for the sale and purchase of the Materials.

IN WITNESS whereof this Agreement has been executed on the day and year first above written.

SIGNED for and on behalf of **Roots Biopack Group Limited** by its director, Lau Kin Chung in the presence of:-	))))	....
LEUNG MAN MAN SOLICITOR, HONG KONG SAR K.M. LAI & LI		
SIGNED for and on behalf of **Tayna Environmental Technology Co. Limited** by its director, Cai Zedian	))))	*For and on behalf of* TAYNA ENVIRONMENTAL TECHNOLOGY CO. LIMITED 泰南環保科技有限公司 .... *Authorized Signature(s)*

SCHEDULE A - EQUIPMENT

	Equipment and Model No.	Equipment Price US$ per unit
1	1.1 20 Automatic pulp forming machine (Model No. GM-2006) Specifications: a. Made with brass forging and aluminum alloy; b. Dimension: 4650mm x 1750mm x 2570mm; c. Mold Plate Area : 850mm x 650mm Dual mold plate d. Hot Press: Heat Transfer Oil Carrier Heating e. Input Voltage 380v (3 Phase); f. Electrical Consumption: 0.5KW 1KW	70,000.00 each
2	Complete set of peripheral equipment to support individual unit of GM-2006 automatic pulp forming machine (as specified in item 1 above) 2.1 Heat Transfer Oil piping and installation. 2.2 8 units of UV Ray Sterilization machines & 2.3 Supporting trimming machines 2.4 Installation material fees, Technician fees, board and lodging fees, and transportation fees. 2.5 Factory internal piping, auxiliary connection facilities to the machines and pulp mixture piping conveyance system and installation fees. 2.6 Factory layout & production line design fees. 2.7 Energy saving efficient factory cooling system & installation. 2.8 Set up related costs including necessary additional items, which are required for the system to operate and up to full scale production.	150,000.00
3	Complete set of auxiliary equipment (comprising trimming machine, embossing machines, UV sanitary tunnel) to support 20 units of the automatic pulp forming machine (as specified in item 1 above) 3.1 Boiler (200 mil Keal furnace, 2 hot oil pumps, valves, and 2 buffer oil tanks) 3.2 Compressor system (includes 4 compressor units with factory connecting piping construction). 3.3 1250KVA electricity supply system (includes 1 transformer, 6 high voltage stations, 7 low voltage stations, high voltage cables, and illuminating facilities). 3.4 Pulp preparation system (includes 4 crunching motors, 12 mixture mixers, 4 pulp pumps, 4 water pumps, required set of PVC piping with installation). 3.5 Vacuum system (includes four 20m^3 vacuum pumps, four 12m^3 vacuum pumps, required piping with installation) 3.6 A set of sewage treatment system with piping. 3.7 A set of machining equipment (includes drills, lathe and milling machine) 3.8 Any compulsory additional items / facilities, which are necessary for the system functions up to operation and full scale production.	450,000.00

(Specifications of each of the above Equipment shall be made available to TAYNA upon request)

SCHEDULE B - PRODUCT SPECIFICATIONS

The Products have physical and chemical characteristics which are identical to those of Roots Biodegradable™ products (currently produced as at the date of this Agreement) and such characteristics comply with and meet:

(a) EPD's testing guidelines (on the degradability and food safety of containers and bags) which include:

- HS 1002 Overall Migration (Distilled water stimulant and ethanol stimulant)
- HS 1003 Heavy Metals
- HS 1004 Pesticide residues
- HS 1005 Total Coliform bateria
- HS 1006 Moulds and Yeasts
- HS 2001 Biodegradability
- HS 3001 Static Loading
- HS 3002 Fold Resistance
- HS 3003 Low Temperature Resistance
- HS 3004 Heat (oil & water proof) Resistance
- HS 3006 Acid resistance

AND

(b) FDA's standards and regulations:

- US FDA 21 CFR 176.170 (Components of paper and paperboard in contact with aqueous and fatty food)
- US FDA 21 CFR 176.3800 (Preservatives for fiber)

Independent Testing

To ensure that our products meet health and safety and performance standards, we have them put through the tests described in the following table.

Criteria	Objectives / Purpose	Independent Testing Laboratories
Physical Performance Test	- Temperature resistance, steamer, microwave and oven tests - Water and oil proof tests - Acid Resistance tests	Hong Kong Standards and Testing Centre Hong Kong Standards and Testing Centre Hong Kong Standards and Testing Centre
Food Safety Tests	- Microbiological Tests, Coliform Bacteria, Pesticides Residues, Moulds and Yeasts Tests	SGS Hong Kong Limited
	- Overall Migration Test - Heavy Metals Analysis,	SGS Hong Kong Limited SGS Hong Kong Limited
	- Hong Kong Q-Mark Product Award -	Hong Kong Q-Mark Council
Biodegradability	- ASTM D6400 (USA), DIN V 54900 and DIN EN 13432 (European Countries) - OK Compost and OK Compost Home Conformity Marks - Hong Kong Green Label Scheme	▪ DIN CERTCO, Belgium ▪ AIB-Vincotte, Belgiu ▪ Hong Kong Green Council

Governmental Regulation

With the emergence of alternatives to disposable packaging products, which are made from plastic, paper and polystyrene, various standards and guidelines have been developed by government organizations to assess the performance of these substitutes. Through our quality assurance tests, we attempt to ensure that our biodegradable food containers and industrial packaging products meet or exceed the applicable government standards and guidelines.
Our products comply with following international regulations:-

- German Regulation to the protection from dangerous materials – Gefhstoff-Verordnung (Oct 26, 1993);
- U.S. CFR Title 21 (FDA Regulation);
- Taiwan Hygienic Standard for Food Utensil, Container and Packaging (Revised 82.7.7); and,
- Biodegradability and Food Standards of Hong Kong Environmental Protection Department (HKEPD).

SCHEDULE C - REGISTERED INTELLECTUAL PROPERTY RIGHTS AS OF THE DATE OF THIS AGREEMENT

1. **Patent Registration(s)/Application(s)**

Description	Country	Patent Registration/Application Number
N/A		

2. **Design Registration(s)/Application(s)**

None

3. **Other Intellectual Property Right Registration(s)/Application(s)**

None

SCHEDULE D - TRADEMARKS

1. **Trade Marks Registered/Registration pending**

Trade Mark	Country	Class(es)	Registration/ Application Number
Roots Biodegradable™			
	Hong Kong	21	200302488
	Switzerland	21	548477
	US	21	78886848
	European Union	21	005083101 Registration in progress
	Canada	21	1307652 Registration in progress
	China	21	5186925 Registration in progress
	Japan	21	2006-47459 Hearing on 28/8/06
	India	21	1453468 Registration in progress

SCHEDULE E -DELIVERY OF MACHINE

Date of Delivery:

Delivery by batches according to designated date to be advised by ROOTS but the Deadline for the last batch shall be 31 December 2008.

Address and Method of Delivery

ROOTS proposes and TAYNA confirms that the place of delivery is at Factory no. 3 located at No.3, Yangjiaokeng Industrial District, Tingyuan Village, Duruan Town, Jiangmen City, Guangdong Province, China. Machines and facilities installation will be taken place in the same.

SCHEDULE F - CONDITIONS

1. **Definitions**

In these conditions:

"**Business Day**" means a day (other than a Saturday or Sunday) on which banks are open for business in Hong Kong;

"**Conditions**" means the standard terms and conditions of purchase set out in this document including any special terms and conditions agreed in writing between TAYNA and ROOTS;

"**Contract**" means the contract created by the offer and acceptance referred to in Condition 2.5 below;

"**ROOTS**" means Roots Biopack Limited;

"**TAYNA**" means Tayna Environmental Technology Co Ltd or Tayna Manufacturing Affiliate;

"**Work**" means work to be undertaken or services to be provided by ROOTS under any contract between ROOTS and TAYNA.

2. **Delivery**

2.1 Any Equipment shall be delivered and any Work shall be performed by ROOTS at the time and place specified in the Contract.

2.2 If any Equipment are not delivered, or any Work is not performed, within the time specified, TAYNA may by notice in writing to ROOTS determine the Contract in respect of any undelivered Equipment, of any other Equipment which have been delivered but which cannot be effectively used by reason of the non-delivery of the undelivered Equipment, and of any Work not yet performed. On such determination, TAYNA shall be entitled:

(a) to return to ROOTS at ROOTS' risk and expense any delivered Equipment which cannot be effectively used and to recover from ROOTS any money paid by TAYNA in respect of such Equipment; and

(b) to recover from ROOTS any additional expense reasonably incurred by TAYNA in obtaining other goods or procuring other work or services in replacement of the Equipment or Work in respect of which the Contract has been determined.

3. **Quality**

3.1 The Products shall:

(a) conform as to quantity, quality and description with the particulars and requirements stated or in any attachment;

(b) be of sound materials and workmanship;

(c) correspond in all respects with any relevant samples or patterns on the basis of which the buyer of TAYNA or ROOT placed;

(d) comply with any standard of performance specified;

(e) if the purpose for which they are required is indicated, either expressly or by implication, be of merchantable quality and fit for that purpose; and

(f) comply with any law in force when they are delivered.

3.2 The Work (if any) shall:

(a) comply in all respects with any requirements in this Agreement;

(b) be performed in a sound manner and so that any items constructed or installed in the course of the Work shall be free from defects, including (to the extent that ROOTS is responsible for design) defects in design; and

(c) comply with any law in force when it is performed.

4. **Price and Payment**

Payment of the price or prices stated in the Agreement shall be made by TAYNA within 30 days of receipt by TAYNA of an invoice issued by ROOTS.

5. **Intellectual Property**

ROOTS warrants that the sale or provision by ROOTS of any Materials, the use of any Materials by ROOTS or TAYNA and the performance of any Work by ROOTS or TAYNA will not infringe any intellectual property rights of any third party, and ROOTS shall indemnify TAYNA against any cost or expense resulting from any such infringement.

6. **Assignment and Sub-contracting**

ROOTS may not assign, sub-let or otherwise transfer the Contract or any part thereof without prior written consent of TAYNA.

7. **Guarantee**

7.1 Without prejudice to Conditions 4 of this Schedule, ROOTS shall guarantee the quality of the Materials for a period of 6 months from the time of delivery.

7.2 TAYNA shall notify ROOTS in writing of any defects in the Materials arising from defective design, materials, workmanship or any other cause discovered within the 6 month guarantee period.

7.3 If ROOTS fails to make good any defects notified in accordance with Condition 7.2 of this Schedule within a reasonable time TAYNA may rectify the defects by repair or replacement and ROOTS shall indemnify TAYNA against all expense reasonably incurred by TAYNA in so doing.

7.4 ROOTS shall be liable under this Condition 7 of this Schedule whether or not the Materials were manufactured by itself.

8. Time shall be of the essence of this Agreement.